SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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☐	Soliciting Material Pursuant to § 240 14a-12

FIRST SOUTH BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[LOGO]
[First South Bancorp, Inc. Letterhead]

April 22, 2008

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of First South Bancorp, Inc. (the “Company”) to be held at the main office of First South Bank (the “Bank”) located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 22, 2008, at 11:00 a.m., Eastern time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of First South Bank, the Company’s wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

Sincerely,

/s/ Thomas A. Vann

Thomas A. Vann
President

FIRST SOUTH BANCORP, INC.
1311 Carolina Avenue
Washington, North Carolina 27889

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 22, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of First South Bancorp, Inc. (the “Company”) will be held at the main office of First South Bank (the “Bank”) located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 22, 2008, at 11:00 a.m., Eastern time.

A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	The election of three directors to serve three-year terms;

2.	The approval of the First South Bancorp, Inc. 2008 Equity Incentive Plan;

3.	The ratification of Turlington and Company, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 4, 2008, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William L. Wall

William L. Wall
Secretary

Washington, North Carolina
April 22, 2008

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
FIRST SOUTH BANCORP, INC.
1311 Carolina Avenue
Washington, North Carolina 27889

ANNUAL MEETING OF STOCKHOLDERS
May 22, 2008

GENERAL

This Proxy Statement is furnished to stockholders of First South Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at the main office of First South Bank (the “Bank”) located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 22, 2008, at 11:00 a.m., Eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about April 22, 2008.

VOTING AND REVOCABILITY OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to William L. Wall, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder’s proxy.

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for director set forth in this Proxy Statement. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in “street name” which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

VOTING SECURITIES AND SECURITY OWNERSHIP

The securities entitled to vote at the Annual Meeting consist of the Company’s common stock, par value $.01 per share (the “Common Stock”). Stockholders of record as of the close of business on April 4, 2008 (the “Record Date”) are entitled to one vote for each share of Common Stock then held. As of April 4, 2008, there were 9,763,346 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following table sets forth information regarding the shares of Common Stock beneficially owned as of April 4, 2008 by persons who beneficially own more than 5% of the Common Stock, each of the Company’s directors, including the executive officer of the Company named in the Summary Compensation Table, set forth under “Proposal I — Election of Directors — Executive Compensation — Summary Compensation Table,” and all of the Company’s directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned as of April 4, 2008 (1)		Percent of Class (2)
Persons Owning Greater Than 5%:

Thomas A. Vann 1311 Carolina Avenue Washington, North Carolina 27889	520,670	(3)	5.33%

Directors:

Linley H. Gibbs, Jr.	176,944	(4)	1.81
Frederick N. Holscher	114,915	(5)	1.18
Frederick H. Howdy	205,500		2.10
Charles E. Parker, Jr.	158,480	(6)	1.62
H.D. Reaves, Jr.	1,016		*
Marshall T. Singleton	255,342	(7)	2.62

All directors and executive officers of the Company as a group (15 persons)	1,762,092	(8)	17.96
_________________________
*	Amount owned is less than 1% of the Company’s outstanding common stock.
(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.

(2)	Based on a total of 9,763,346 shares of Common Stock outstanding as of April 4, 2008.
(3)	Includes 184,770 shares owned by Mr. Vann’s spouse and 27,068 shares owned by Mr. Vann through the Bank’s 401(k) Plan.
(4)	Includes 51,750 shares owned by a family trust.
(5)	Includes 6,832 shares owned by Mr. Holscher’s spouse.
(6)	Includes 225 shares owned by Mr. Parker’s spouse.
(7)	Includes 7,512 shares owned by Mr. Singleton’s spouse.
(8)	Includes 48,325 shares executive officers as a group have the right to acquire upon the exercise of options exercisable within 60 days of April 4, 2008.

PROPOSAL I — ELECTION OF DIRECTORS

General

The Board currently consists of seven members. The Company’s Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, three directors will be elected for terms expiring at the 2011 Annual Meeting. The Board has nominated Charles E. Parker, Jr., Marshall T. Singleton and H.D. Reaves, Jr. to serve as directors for a three-year period. All nominees are currently members of the Board. Under Virginia law and the Company’s Bylaws, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company’s principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors of the Company in 1996 in connection with the incorporation and organization of the Company with the exception of Mr. Reaves, who became a director of the Company and the Bank upon the Company’s acquisition of Green Street Financial Corp. and Home Federal Savings and Loan Association in November 1999. Each director of the Company also is a member of the Board of Directors of the Bank. All of the directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Vann because he is an employee of the Company and the Bank. In determining the independence of the directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons.”

Name	Age at December 31, 2007	Year First Elected as Director of the Bank	Current Term to Expire

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2011
Charles E. Parker, Jr.	71	1971	2008
Marshall T. Singleton	68	1990	2008
H.D. Reaves, Jr.	70	1999	2008

DIRECTORS CONTINUING IN OFFICE

Frederick N. Holscher	59	1985	2009
Frederick H. Howdy	76	1975	2009
Linley H. Gibbs, Jr.	76	1985	2010
Thomas A. Vann	58	1979	2010

Set forth below is information concerning the Company’s directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

Charles E. Parker, Jr. is Senior Vice President of the Robinson and Stith Insurance Agency in New Bern, North Carolina. He joined the agency in 1989.

Marshall T. Singleton has been a co-owner of B.E. Singleton & Sons since 1960, a highway construction firm in Washington, North Carolina.

H.D. Reaves, Jr. was employed with Home Federal Savings and Loan Association, Fayetteville, North Carolina, from 1962 to November 1999 and served as Home Federal’s President and Chief Executive Officer from 1992 to 1999.

Frederick N. Holscher is a partner with the Washington, North Carolina law firm of Rodman, Holscher, Francisco & Peck, P.A. and has been with the firm since 1973.

Frederick H. Howdy is President of Drs. Freshwater and Howdy P.A., a dental health care corporation of North Carolina. Prior to that, he was a dentist in Washington, North Carolina for 36 years.

Linley H. Gibbs, Jr. has been retired since 1992. Prior to his retirement, Mr. Gibbs served as a general manager with Hamilton Beach, an appliance manufacturing company in Washington, North Carolina.

Thomas A. Vann serves as President and Chief Executive Officer of the Company and the Bank. He joined the Bank in 1972 as Assistant Manager. Mr. Vann was promoted to a number of positions prior to becoming President of the Bank in 1977 and Chief Executive Officer in 2000.

Executive Officers Who Are Not Directors

The following sets forth information with respect to executive officers who do not serve on the Board of Directors.

Name	Age at December 31, 2007	Title (1)

Larry W. Mallard	57	Executive Vice President and Chief Operating Officer
William L. Wall	61	Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank
Mary R. Boyd	57	Executive Vice President — Loan Servicing
Sherry L. Correll	53	Executive Vice President — Bank Operations
James W. Hoose, Jr.	52	Executive Vice President — Credit Administration and Chief Credit Officer
Paul S. Jaber	51	Executive Vice President — Mortgage Operations
J. Randy Woodson	46	Executive Vice President — Retail Banking
Kristie W. Hawkins	42	Treasurer and Controller of the Company and the Bank
_______________
(1)	All positions are with the Bank unless indicated otherwise.

Larry W. Mallard joined the Bank in 2005 and currently serves as Executive Vice President and Chief Operating Officer. He served as Executive Vice President of Retail Banking until his appointment as Chief Operating Officer in February 2007. Prior to joining the Bank, Mr. Mallard was employed with Bank of America from 1972 to 2004 and most recently served as an Executive Vice President of Retail Banking in Charlotte, North Carolina.

William L. Wall joined the Bank in 1993 and currently serves as Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Prior to joining the Bank, Mr. Wall served as Senior Vice President, Treasurer and Chief Financial Officer of Pioneer Savings Bank in Rocky Mount, North Carolina.

Mary R. Boyd has been with the Bank since 1983 and currently serves as an Executive Vice President — Loan Servicing.

Sherry L. Correll currently serves as the Executive Vice President of Bank Operations. Prior to 2008, she served as Executive Vice President of Deposit Operations. She joined the Bank in 1985.

James W. Hoose, Jr., joined the Bank in 2003 as Senior Vice President and Credit Risk Manager and became Executive Vice President and Chief Credit Officer in 2005. Prior to joining the Bank, Mr. Hoose served as Senior Vice President of Credit Administration for Capital Bank in Raleigh, North Carolina from 2002 to 2003 and as Senior Vice President of Credit Training for RBC Centura Bank in Raleigh, North Carolina from 2000 to 2003. Prior to that, Mr. Hoose was employed by Triangle Bank in Raleigh, North Carolina as Senior Vice President of Credit Administration from 1998 to 2000.

Paul S. Jaber joined the Bank in 2002 and currently serves as Executive Vice President of Mortgage Operations. Prior to joining the Bank, Mr. Jaber served as Senior Vice President – Mortgage Lending of Triangle Bank in Raleigh, North Carolina from 1999 to 2001, and as Senior Vice President-Mortgage Lending of United Federal Savings Bank of Rocky Mount, North Carolina from 1979 to 1999.

J. Randy Woodson joined the Bank in 2008 and currently serves as Executive Vice President of Retail Banking. Prior to joining the Bank, Mr. Woodson was employed with Crestar Bank from 1984 to 1998 in various commercial loan capacities. Mr. Woodson joined Valley Bank of Roanoke, Virginia in 1998 as Senior Loan Officer and served as Chief Lending Officer from 2000 to 2005 and most recently served with Valley Bank as Executive Vice President and Chief Operating Officer from 2005 to 2007.

Kristie W. Hawkins joined the Bank in 1982. Prior to her current position of Controller and Treasurer, she served as the Bank’s Assistant Treasurer and Assistant Secretary as well as accounting department supervisor.

Committees of the Board of Directors

The Board meets monthly and may have additional special meetings. During the year ended December 31, 2007, the Board met 12 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended December 31, 2007 and the total number of meetings held by committees on which he served during such fiscal year.

The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Directors Parker, Reaves and Singleton, who currently serves as Chairperson. The members of the Audit Committee are “independent,” as “independent” is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The function of the Audit Committee is to examine and approve the audit report prepared by the independent auditors of the Company, to select the independent auditors to be engaged by the Company and to review and approve audit policies. The Company’s Board of Directors has determined that one member of the Audit Committee, H.D. Reaves, Jr., qualifies as an “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the Securities Exchange Commission. Director Reaves is “independent,” as such term is defined in Item 7(d)(3)(iv)(A) of Schedule 14A under the Exchange Act. The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is available on the Company’s Internet website located at www.firstsouthnc.com. The Audit Committee met six times during the year ended December 31, 2007.

The Board’s Executive Committee consists of Directors Gibbs, Howdy, Vann and Holscher, who currently serves as Chairperson. The Executive Committee is authorized, between meetings of the Board, to perform all duties and exercise all authority of the Board, except those duties and authorities delegated to other committees of the Board, and its primary function is to consider matters that require immediate attention. The Executive Committee met 25 times during the year ended December 31, 2007.

The Board has a Nominating Committee currently consisting of Directors Howdy, Gibbs and Holscher, who currently serves as Chairperson. The Nominating Committee nominates persons for election as directors at the Company’s Annual Meeting. The members of the Nominating Committee are “independent directors” as defined in Nasdaq listing standards. The Board has adopted a Charter for the Nominating Committee. The Nominating Committee Charter is available on the Company’s Internet website located at www.firstsouthnc.com. The Nominating Committee met once during the year ended December 31, 2007.

In its deliberations, the Nominating Committee considers the candidate’s personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank’s market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Nominating Committee solicits the Company’s then current directors for the names of potential qualified candidates. Moreover, the Nominating Committee may ask the Company’s directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Nominating Committee will consider director candidates recommended by security holders. Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating Committee of such stockholder’s recommendation of a director nominee no later than December 31 of the year preceding the annual meeting of stockholders. Notice should be provided to: Corporate Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. In the event a stockholder has submitted a proposed nominee, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.

The Board has a Compensation Committee currently consisting of Directors Gibbs, Holscher and Howdy. The Compensation Committee develops the broad outline of the compensation program and monitors the success of the program in achieving the objectives of the Company’s compensation philosophy. The Compensation Committee is also responsible for the administration of all compensation programs and policies, including the administration of both cash and stock-based incentive programs.

The Compensation Committee operates under a written charter that establishes the Compensation Committee’s responsibilities. The Compensation Committee and the Board of Directors review the Charter periodically to ensure that the scope of the Charter is consistent with the Compensation Committee’s expected role. Under the Charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The Charter vests in the Compensation Committee principal responsibility for determining the compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation of his performance. The Charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. The Compensation Committee Charter is available on the Company’s Internet website located at www.firstsouthnc.com. During 2007, the Compensation Committee met ten times, including one executive session attended by Committee members only.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board of Directors should send any communication to William L. Wall, Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Mr. Wall will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case he has the authority to discard the communication or take other appropriate action regarding the communication.

The Company’s policy is to strongly encourage Board member attendance at annual meetings of stockholders. All seven of the Company’s directors attended the Company’s 2007 annual meeting of stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer, and our other three most highly-compensated executive officers, which are collectively referred to as the “named executive officers.”

The Objectives of the Executive Compensation Program

Our compensation philosophy for our named executive officers is founded upon the premise that our success depends, in a large part, on the dedication, commitment and performance of the individuals we place in key operating positions to drive our business strategy. In order to attract and retain executives with the ability and the experience necessary to lead and deliver strong performance to our shareholders, we strive to provide a total compensation package that is competitive with our peers.

Elements Used to Implement Our Compensation Objectives

Our compensation program for our named executive officers consists of the following elements:

•    Base Salary
•    Short-term Bonus Plan
•    Long-term Equity Incentive Plan
•    Supplemental Income Agreements
•    Employment and Change-in-Control Protective Agreements

We combine these compensation elements for each named executive officer in a manner we believe optimizes the executive’s contribution to the Company.

Base Salary. The Company’s Base Salary program is designed to provide a competitive base salary to management and employees. The salary levels of all employees, including executive officers, are set to reflect the duties and levels of responsibilities inherent in the position and the competitive conditions in the banking business in our market area. Comparative salaries paid by peer financial institutions are considered in establishing the salary for a given position. The Compensation Committee utilizes surveys prepared by trade groups and other independent sources of salaries paid to executive officers of other bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. Base salaries for executive officers are reviewed annually by the Compensation Committee, taking into account the competitive level of pay as reflected in the surveys consulted. See “–Peer Group Analysis”. In setting base salaries, the Compensation Committee also considers a number of factors relating to the particular executive, including individual performance, job responsibilities, level of experience, ability and knowledge of the position and complexity of the Company’s operations. These factors are considered in the aggregate and none of the factors are accorded a specific weight. See “Executive Compensation – Summary Compensation Table” for salaries paid to our named executive officers in 2007.

Short-Term Bonus Plan. Our current short-term bonus program is a cash-based plan that is designed to reward the attainment of annual company-wide financial objectives at specified levels and individual performance relative to the specific tasks we expect an officer to accomplish during the year. The Compensation Committee, in connection with its annual performance review of the named executive officers, considers making discretionary bonus awards under this program. See “Executive Compensation – Summary Compensation Table” for the bonuses paid to our named executive officers in 2007.

Long-Term Equity Incentive Compensation Program. Our long-term incentive compensation plan is based on the granting of stock options to our named executive officers. We believe that stock options help us retain high level executives and tie the compensation of those executives to the creation of long-term value for our stockholders. By increasing the equity holdings of our management team, we provide them with a continuing stake in our long-term success. The Compensation Committee believes that stock options are an important element of our overall compensation philosophy as they provide our named executive officers with incentives linked to the performance of our common stock. The amount and terms of our stock option grants are based on a number of factors including awards made to those holding comparable positions in our peer group, tax and accounting treatment of stock options and the performance of the executive receiving a stock option grant. See “Executive Compensation – Grants of Plan Based Awards” for a list of the stock option grants made to our named executive officers in 2007.

Supplemental Income Agreements. We have entered into supplemental income agreements with out chief executive officer and chief financial officer to provide these executives with supplemental retirement benefits. These arrangements are typical amongst our peers and are utilized as a retention tool. See “Executive Compensation—Pension Benefits” for a detailed description of the supplemental income agreements.

Employment and Change-in-Control Protective Agreements. We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in our best interests to provide our key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause. Therefore, we currently maintain an employment agreement with our chief executive officer and change-in-control protective agreements with our other named executive officers. See “Executive Compensation—Potential Post-Termination and Change in Control Benefits” for a discussion of these benefits and estimated payments under the agreements.

Role of Compensation Committee

Our Compensation Committee is responsible for establishing and administering policies governing the compensation for our named executive officers. The Compensation Committee operates under a written charter that establishes the Committee’s responsibilities. The Committee and the Board of Directors review the charter periodically to ensure the scope of the charter is consistent with the Committee’s expected role.

The Compensation Committee meets outside the presence of all executive officers, including the named executive officers, to consider appropriate compensation for the chief executive officer. The Compensation Committee analyzes our chief executive officer’s performance annually and determines his base salary, annual performance bonus payments and any stock option grants based on its assessment of his performance. The Compensation Committee also takes into consideration the recommendations of our chief executive officer when determining the payments to be made to our other named executive officers under our discretionary bonus plan and stock option plan.

During 2007, the Compensation Committee met 11 times, including one executive session attended by Committee members only. The members of the Committee are: Linley H. Gibbs, Jr., Frederick N. Holscher and Frederick H. Howdy.

Role of Management

Our chief executive officer reviews annually each other named executive officer's performance and based upon guidelines established by the Compensation Committee determines the appropriate base salary for each named executive officer. Our chief executive officer also makes recommendations to the Compensation Committee with respect to annual discretionary bonus payments and the grants of stock-based compensation awards for each named executive officer, excluding himself.

Peer Group Analysis

Our Compensation Committee benchmarks base salary and target incentive levels and practices, as well as the Company’s performance results primarily in relation to our peer group. As a participant in the annual compensation survey conducted by the North Carolina Bankers Association, we utilize the survey data gathered by the North Carolina Bankers Association to establish our peer group. We believe that the institutions that participate in the North Carolina Bankers Association survey are the same institutions that we compete with for executive talent. The companies in our peer group are reviewed as needed in order to add or remove companies to insure that our peer group comparisons are meaningful.

For each named executive officer, we consider the relevance of the peer group survey data, as well as:

•    The business need for the executive officer's skills;

•    The contributions that the executive officer has made or will make to the Company’s success;

•    The transferability of the executive officer's managerial skills to other potential employers; and

•    The relevance of the executive officer's experience to other potential employers.

Tax and Accounting Considerations

In consultation with our tax and accounting advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirement. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

Retirement Benefits; Employee Welfare Benefits

  The Bank has a defined contribution 401(k) plan for eligible employees. The plan is intended to provide employees increased retirement security on a tax advantaged basis. The Bank matches 100% of employee contributions, with a maximum matching contribution of up to 5% of the employee’s salary. The Bank’s contribution vests over a 6-year graded vesting schedule. In addition to the 401(k) Plan, employees are provided with coverage under medical, life insurance and disability plans on terms consistent with industry practice. Other coverage such as dental, cancer, and intensive care insurance is available to employees on a voluntary basis. Employees are provided with access to a flexible spending plan to pay their share of the cost of such coverage on a pre-tax basis.

Perquisites

We provide our named executive officers with perquisites that further their ability to promote the Company’s business interests in our markets and to reflect competitive practices for similarly-situated officers employed by our peers. These perquisites are reviewed periodically and adjustments to them are made as necessary.

Stock Compensation Grant and Award Practices

Our Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis, typically in conjunction with the annual review process for our officers. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. The Committee considers the recommendations of our chief executive officer and our other named executive officers with respect to awards contemplated for their subordinates. The Compensation Committee recommends stock option grants to our Board of Directors. Our Board of Directors then approves the Committee’s recommendations and the option grants are normally effective as of the last day of the month in which the grants were approved.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

The exercise price for all of our stock option grants is based solely by reference to the applicable provisions of our stock plans. Under our current plan, which was approved by shareholders in 1997, the exercise price of a stock option is equal to the closing sales price of our common stock on the Nasdaq Global Select Market as of the effective date of the grant.

Stock Ownership Requirements

The Company has not adopted formal stock ownership requirements for the named executive officers and members of the Board of Directors. As a practical matter, the named executive officers and directors hold significant interests in our stock, which they have accumulated through individual purchases and participation in stock compensation programs. See the “Voting Securities and Security Ownership” section in this Proxy Statement.

Compensation for the Named Executive Officers in 2007

Chief Executive Officer Compensation. In determining Mr. Vann’s compensation, the Compensation Committee conducted a performance appraisal that reviewed Mr. Vann’s financial, strategic and operational achievements. In its review, the Committee considered Mr. Vann’s personal leadership and accomplishments, in connection with the Company’s overall performance and success in meeting strategic objectives. These factors were considered in conjunction with the Company’s financial results for fiscal 2007 in relation to the established Business Plan and achieving certain annual performance goals, including, but not limited to return on equity, satisfactory results of regulatory examinations, Sarbanes-Oxley internal control compliance and independent audits. In light of the Board of Director’s assessment of Mr. Vann’s performance, on December 20, 2007, the Compensation Committee awarded Mr. Vann a $290,000 cash bonus. Mr. Vann’s base salary for 2008 will remain the same as his 2007 salary base. See “Executive Compensation—Employment Agreements” for Mr. Vann’s current base salary. In connection with Mr. Vann’s performance and overall compensation review, the Board of Directors amended and restated his employment agreement on April 20, 2006. See “Executive Compensation—Employment Agreements”. Mr. Vann received no stock options in 2007. We believe that Mr. Vann’s compensation is consistent with our objective to reward, align, motivate and challenge Mr. Vann to continue to lead our company successfully.

Compensation for Our Other Named Executive Officers. In determining compensation for Messrs. Wall, Mallard, Jaber and Hoose, the Compensation Committee reviewed the performance appraisals presented by the chief executive officer and the salary and bonus recommendations. On December 20, 2007, the Compensation Committee accepted the recommendations as presented and adjusted base salaries for Messrs. Wall, Mallard, Jaber and Hoose by 8.0%, 8.8%, 3.8% and 4.0%, respectively. Based on these adjustments, Messrs. Wall, Mallard, Jaber and Hoose currently receive a base salary of $135,000, $200,000, $137,000 and $130,000, respectively. The salary increases became effective January 1, 2008. In addition to a salary increase, the Board of Directors awarded Messrs. Wall, Mallard, Jaber and Hoose a cash bonus of $22,000, $27,500, $12,500 and $15,000, respectively. The Board of Directors also renewed each of the executive’s change in control protective agreements for an additional year. In terms of equity incentive compensation, the Compensation Committee rewarded Messrs. Wall, Mallard and Jaber for achieving certain job-related goals by granting stock options to each of these executives. See “Executive Compensation—Grants of Plan-Based Awards” for information on these grants. We believe that the compensation for our named executive officers is consistent with our compensation objectives.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company, the other most highly compensated executive officers of the Company who received total compensation of $100,000 or more during the year ended December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(1) ($)	All Other Compensation (2)(3) ($)	Total ($)
Thomas A. Vann	2007	$465,000	$290,000	$-		$106,729	$51,505	$913,234
President and Chief Executive Officer of the Company and the Bank	2006	415,000	260,000	-		90,777	48,027	813,804

William L. Wall Executive Vice President-Chief	2007	125,000	22,000	3,483	(4)	9,307	7,350	167,140
Financial Officer and Secretary of the Company and the Bank	2006	118,000	20,000	1,742		8,618	6,900	155,260

Larry W. Mallard Executive Vice President-Chief	2007	183,750	27,500	23,227	(5)	-	10,594	245,071
Operating Officer of the Bank	2006	156,969	24,000	29,327		-	9,084	219,380

Paul S. Jaber	2007	132,000	12,500	1,735	(6)	-	7,233	153,902
Executive Vice President-Mortgage Operations of the Bank	2006	127,000	15,000	1,735		-	5,548	151,018

James W. Hoose, Jr.	2007	125,000	15,000	2,823	(7)	-	4,200	146,318
Executive Vice President – Credit Administration and Chief Credit Officer of the Bank	2006	133,500	20,000	9,370		-	4,005	166,875

(1)
Represents the aggregate change in the present value of the accumulated benefits under the Bank’s deferred compensation arrangements during 2007. See “Executive Compensation – Pension Benefits” and Note 7 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for a discussion of the deferred compensation arrangements.

(2)
Executive officers of the Company and the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by any named executive officer in fiscal 2007 did not exceed $10,000.

(3)
For all the named executive officers, except Mr. Vann, the amount shown consists of matching contributions under the Bank’s 401(k) Plan. For Mr. Vann, the amount shown for 2007 of $9,705 in matching contributions under the Bank’s 401(k) Plan and $41,800 in Board of Directors and committee fees.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2007, based upon a fair value of $3.07 and $6.97 for options granted in 2007 and 2006, respectively, using the Black-Scholes option pricing model. See Note 8 to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the option grants.

(5)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2007, based upon a fair value of $3.07 and $7.34 for options granted in 2007 and 2006, respectively, using the Black-Scholes option pricing model. See Note 8 to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the option grants.

(6)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2007, based upon a fair value of $3.07 and $6.94 for options granted in 2007 and 2005, respectively, using the Black-Scholes option pricing model. See Note 8 to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the option grants.

(7)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2007, based upon a fair value of $3.76 for options granted in 2005 using the Black-Scholes option pricing model. See Note 8 to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the option grants.

Grants of Plan-Based Awards

The following table provides information concerning all award grants made to the Company’s named executive officers in the 2007 fiscal year.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (3)
William L. Wall	12/31/07	5,000(1)	$22.835	$15,365
Larry W. Mallard	12/31/07	5,000(1)	22.835	15,365
Paul S. Jaber	12/31/07	500(2)	22.835	1,536
___________
(1)
The options vest at the rate of 33 1/3% on each of the first three anniversaries following the date of grant. The options are forfeited in the event employment is terminated for cause or if an optionee resigns from employment and within 12 months thereafter becomes an employee, consultant, director or 10% or greater stockholder of a company that offers competing products within 50 miles of where any Company, Bank or affiliate is doing business. Each option has a 10-year term.

(2)
The options vest at the rate of 50% on each of the first two anniversaries following the date of grant. The options are forfeited in the event employment is terminated for cause or if an optionee resigns from employment and within 12 months thereafter becomes an employee, consultant, director or 10% or greater stockholder of a company that offers competing products within 50 miles of where any Company, Bank or affiliate is doing business. Each option has a 10-year term.

(3)
The grant date fair value of each option award in the table is computed in accordance with FAS 123(R) and is therefore based upon the fair value of each option of $3.07 for Messrs. Wall, Mallard and Jaber, respectively, using the Black-Scholes option pricing model.

Employment Agreement. The Company and the Bank maintain an employment agreement with Thomas A. Vann, pursuant to which Mr. Vann serves as President of the Bank and President of the Company. The employment agreement provides for a term of thirty-six months. On each anniversary date of the employment agreement, the term of Mr. Vann’s employment is automatically extended for an additional one-year period beyond the then effective expiration date, unless the Company and the Bank or Mr. Vann gives notice not later than 90 days prior to the anniversary date of an intention that the employment agreement not be extended beyond its then current term. The current base salary under Mr. Vann’s employment agreement is $465,000. The employment agreement provides that Mr. Vann’s salary is reviewed at least annually. In addition to base salary, the employment agreement provides for among other things the inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The employment agreement also provides Mr. Vann with certain benefits and payments upon termination of employment. See “—Potential Post-Termination and Change in Control Benefits—Employment Agreement.”

The employment agreement further provides that to the maximum extent permitted under applicable law, during the term of the employment agreement and for a period of six years thereafter, the Company shall indemnify Mr. Vann against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any affiliate thereof. In addition, during the term of the employment agreement and for a period of six years thereafter, the Company shall cause Mr. Vann to be covered by and named as an insured under any policy or contract of insurance obtained by either Company to insure directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or any of its affiliates service in other capacities at its request. In the event that Mr. Vann prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the employment agreement, he will be reimbursed for his legal and other expenses.

Change-in-Control Protective Agreements. The Company and the Bank currently maintain change-in-control protective agreements with William L. Wall, Larry W. Mallard and Paul S. Jaber, (individually, the “executive” and collectively, the “executives”). The protective agreements for Messrs. Wall, Mallard and Jaber terminate upon the earlier of (a) 12 months from the effective date of the agreement, or (b) the date on which the executive terminates employment with the Bank, provided that the rights under the protective agreements will continue following termination of employment if the applicable protective agreement was in effect at the date of the change in control. On each anniversary date of the effective date of the protective agreement, the term of the protective agreement may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the executive has met the required performance standards and that such protective agreement should be extended. The protective agreements provide Messrs. Wall, Mallard and Jaber with certain benefits and payments upon termination of employment in connection with a “change in control” (as defined in the agreements). See “—Potential Post-Termination and Change in Control Benefits - Change in Control Protective Agreements.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2007.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
William L. Wall	6,750	–	$5.407	4/8/08
	500	500(2)	32.265	7/31/16
	–	5,000(3)	22.835	12/31/17
Larry W. Mallard	13,700	7,500(4)	18.967	4/4/15
	1,500	1,500(5)	24.713	1/31/16
	–	5,000(3)	22.835	12/31/17
Paul S. Jaber	9,000	–	16.311	7/8/12
	750	–	23.657	12/31/15
	–	500(6)	22.835	12/31/17
James W. Hoose, Jr.	6,750 3,000	– –	16.609 17.360	9/2/14 3/1/16

(1)	Adjusted for a 3-for-2 stock split on May 25, 2006.
(2)	500 options vest on July 31, 2008.
(3)	1,000 options vest on December 31, 2008, 2,000 options vest on December 31, 2009 and 2,000 options vest on December 31, 2010.
(4)	7,500 options vest on April 4, 2008.
(5)	1,500 options vest on January 31, 2008.
(6)	250 options vest on December 31, 2008 and 250 options vest December 31, 2009.

Option Exercises and Stock Vested

The following table provides information concerning stock option exercises for each named executive officer, on an aggregate basis, during 2007.

	Option Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise (1) ($)
William L. Wall	6,750	$171,740
Larry W. Mallard	1,300	14,655

(1)
Calculated based on the product of: (a) the number of shares acquired on exercise, and (b) the difference between the market price of the underlying Common Stock on the exercise date, determined based on the closing sale price on the exercise date, and the exercise price of the options.

Pension Benefits

The following table provides information with respect to each plan that provides for payments or benefits in connection with the retirement of a named executive officer. No payments were made during 2007.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)
Thomas A. Vann	Supplemental Income Agreement	18	$116,387
	Supplemental Income Plan Agreement	13	572,580
	Directors Deferred Compensation Plan Agreement	13	244,783
	Directors Deferred Retirement Plan Agreement	13	69,178
	Directors Retirement Payment Agreement	23	312,521

William L. Wall	Supplemental Income Plan Agreement	12	125,644

(1)
The accumulated benefits under the Bank’s deferred compensation arrangements are calculated in accordance with Accounting Principles Board No. 12, as amended by Statement of Financial Accounting Standards No. 106, using a 8.00% discount rate.

Supplemental Income Agreement. The Bank maintains a supplemental income agreement for Mr. Vann for the purpose of providing him with a fixed retirement benefit over a specified term. See “–Potential Post-Termination and Change in Control Benefits – Supplemental Income Agreement” for a discussion of the benefits provided under the supplemental income agreement.

Supplemental Income Plan Agreement. The Bank maintains supplemental income plan agreements for Messrs. Vann and Wall for the purpose of providing these executives with a fixed retirement benefit over a specified term. See “– Potential Post Termination and Change in Control Benefits – Supplemental Income Plan Agreements” for a discussion of the benefits provided under the supplemental income plan agreements.

Directors Deferred Compensation Plan Agreements. The Bank maintains directors’ deferred compensation plan agreements for the benefit of Mr. Vann and certain other directors. The plan agreements provide each director with a fixed retirement benefit over a specified term. See “Director Compensation– Directors’ Deferred Compensation Plan Agreements” for a discussion of the benefits provided under the directors’ deferred compensation plan agreements.

Directors Deferred Retirement Plan Agreements. The Bank maintains directors’ deferred retirement plan agreements for the benefit of Mr. Vann and certain other directors. The plan agreements provide each director with a fixed retirement benefit over a specified term. See “Director Compensation—Directors’ Deferred Retirement Plan Agreements” for a discussion of the benefits provided under the directors’ deferred retirement plan agreements.

Directors’ Retirement Payment Agreements. The Bank maintains directors’ retirement payment agreements for the benefit of Mr. Vann and certain other directors. The retirement payment agreements provide each director with a fixed retirement benefit for a specified term. See “Director Compensation—Directors’ Retirement Payment Agreements” for a discussion of the benefits provided under the directors’ retirement payment agreements.

Potential Post-Termination and Change in Control Benefits

As described under our “Compensation Discussion and Analysis,” we maintain certain arrangements with our named executive officers that provide for termination and change in control benefits. The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer’s employment had terminated on December 31, 2007, given the named executive officer’s compensation levels and, if applicable, based on our stock price as of that date. These benefits are in addition to benefits generally made available to our salaried employees, such as accrued vacation and distributions from our tax-qualified plans.

Employment Agreement. Under our employment agreement with Mr. Vann, if the Company or the Bank terminates Mr. Vann’s employment without Just Cause (as defined in the employment agreement), or if Mr. Vann terminates his employment for “Good Reason,” (as defined in the employment agreement) Mr. Vann will be entitled to a payment equal to his remaining base salary due under the agreement plus an additional 12 month’s salary. The employment agreement further provides that upon Mr. Vann’s termination of employment for any reason other than Just Cause, he and his spouse shall continue to participate in the Bank’s group health insurance program for the remainder of their respective lives. The Bank will, subject to provisions of the employment agreement covering termination without Just Cause or for Good Reason and termination in connection with a change in control, fund the cost of such continuation coverage on the same terms as the Bank funded the cost of coverage for Mr. Vann and his spouse immediately prior to his termination of employment (i.e., Mr. Vann will pay the same dollar amount toward the premium costs as he paid immediately prior to his termination of employment), and the Bank will fund the balance of such costs. If, for any reason, Mr. Vann or his spouse cannot be continued under the Bank’s group health insurance program, the Bank will reimburse Mr. Vann or his spouse for the cost of any substitute coverage obtained by Mr. Vann or his spouse that provides substantially similar benefits. Such reimbursement will be in an amount determined by reference to the dollar amount paid by Mr. Vann immediately prior to his termination of employment, with the remaining amount paid by the Bank.

The employment agreement also provides Mr. Vann (or his beneficiary) with benefits in the event he becomes disabled or dies while the agreement is in effect. If Mr. Vann becomes disabled and is unable to work due to his Disability (as defined in the employment agreement), Mr. Vann will be entitled to a continuation of his salary and benefits for any period during the term of the agreement and prior to the establishment of his Disability during which he is unable to work, or any period of Disability which is prior to his termination of employment, provided that any benefits paid under the Bank’s long-term disability plan will continue as provided under the plan. In the event of Mr. Vann’s death during the term of the employment agreement, his estate (or beneficiary) will be entitled to receive his base salary in effect at the time of his death through the last day of the calendar month in which he died. In the event Mr. Vann voluntarily terminates his employment or he is terminated for Just Cause, he is entitled to receive only his compensation, vested rights and benefits up to the date of termination of employment.

The employment agreement also provides for a change in control severance benefit in the event (i) Mr. Vann voluntarily terminates employment for any reason within the 180-day period beginning on the date of a “change in control,” (as defined in the employment agreement), (ii) Mr. Vann voluntarily terminates employment within 90 days of an event that both occurs during the protected period, which begins on the date six months before a change in control and ends on the later of the second annual anniversary of the effective date of a change in control or the expiration date of the employment agreement, including any renewal terms and constitutes Good Reason (as defined on the employment agreement), or (iii) the Company or Bank or their successor(s) in interest terminate Mr. Vann’s employment without his written consent and for any reason other than Just Cause during the protected period. In any such event, Mr. Vann will be entitled to receive the following payments and benefits: (i) a cash severance benefit equal to three times his average annual compensation over the five most recently completed taxable years preceding the effective date of the change in control; (ii) for the first 36 months of Mr. Vann’s (and spouse’s) continued participation in the Bank’s health insurance program which the Bank shall cover the entire cost of such continued participation; and (iii) for a period of 36 months following Mr. Vann’s termination date, the Bank shall continue his coverage under the Bank’s life, disability and other benefits that Mr. Vann participated at his termination date.

Under the terms of the employment agreement, Mr. Vann is also entitled to receive a tax indemnification payment if the payments and benefits under his employment agreement or any other payments trigger liability under the Internal Revenue Code of 1986, as amended, as an excise tax constituting “excess parachute” payments. Under applicable law, the excise tax is triggered by change in control related payments which equal or exceed three times and executive’s “base amount.” Base amount is defined as the average of an executive’s Box 1 Form W-2 compensation for the five years preceding a change in control. The excise tax equals 20% of the amount of the payment in excess of one times the base amount.

Change-in-Control Protective Agreements. The protective agreements for Messrs. Jaber and Mallard provide the executives with change in control severance benefits in the event that (i) the executives voluntarily terminate employment within 90 days after an event that occurs during the Protected Period (as defined below) and that constitutes “Good Reason,” or (ii) the Bank, the Company or their successors terminate the Executive’s employment during the Protected Period for any reason other than for Just Cause (as defined in the agreements). Under such circumstances, Messrs. Mallard and Jaber would be entitled to a payment equal to 2.0 times for Mr. Mallard and 1.5 times for Mr. Jaber the executive’s annual base salary in effect six months before the change in control occurred. In no event, however, can the severance benefit under the protective agreements exceed the difference between (i) the executive’s Section 280G Maximum (i.e., 2.99 times each executive’s base amount), and (ii) the sum of any other parachute payments, that the executive receives on account of the change in control. The protected period is defined in the protective agreements as the period that begins on the date that is six months before a change in control and ends on the latter of the second anniversary of the change in control or the expiration date of the applicable protective agreement. Under the terms of Mr. Wall’s agreement, he will be entitled to a severance payment equal to one times his base salary under the same circumstances as Messrs. Mallard and Jaber; however, his payment will not be subject to the 280G Maximum, as his agreement contains a tax indemnification provision.

The protective agreements for Messrs. Mallard and Jaber provide that within ten business days of a change in control, the Bank shall fund a trust in the amount of the severance benefit under the protective agreement, that will be used to pay amounts owed to the executive under the protective agreement. The amount to be paid to each executive from this trust is determined according to the procedures outlined in the protective agreement. Mr. Wall’s severance benefits will be paid within 10 days of the event that triggers payment under his agreement. In the event that an executive prevails over the Company or the Bank in a legal dispute as to his protective agreement, he will be reimbursed for his legal and other expenses.

In addition, if Mr. Wall’s employment is terminated during the protected period following a change in control for any reason other than Just Cause (as defined in his agreement), Mr. Wall and his spouse will continue to participate in the Bank’s group health insurance program for the remainder of their respective lives. The Bank (or its successor) will fund the cost of such continuation coverage on the same terms as the Bank funded the cost of coverage for the executive and his spouse immediately prior to his termination of employment and the Bank will fund the balance of such costs. If, for any reason, Mr. Wall or his spouse cannot be continued under the Bank’s group health insurance program, the Bank (or its successor) will reimburse Mr. Wall or his spouse for the cost of any substitute coverage obtained by Mr. Wall or his spouse that provides substantially similar benefits.

Supplemental Income Agreement. The Bank maintains a supplemental income agreement with Thomas A. Vann. Upon the earlier of Mr. Vann’s (i) attainment of age 65, or (ii) the date of Mr. Vann’s retirement before age 65, but after attaining age 55 and completing at least 10 years of service with the Bank, the Bank shall pay Mr. Vann an amount equal to $31,356 annually for a period of 15 years.

In the event of Mr. Vann’s death after becoming entitled to receive benefits under the supplemental income agreement, but before any payments have been made, his beneficiary shall receive all remaining payments. In the event of Mr. Vann’s death prior to attaining age 65, the Bank will pay his beneficiary $31,356 annually for 15 years. In the event of Mr. Vann’s termination of employment by reason other than death, retirement upon attaining age 65, or in the event of early retirement, Mr. Vann (or his beneficiary) shall be entitled to receive, on the earlier of his attainment of age 65 and his death, a percentage of his benefit. This percentage will be based on Mr. Vann’s full years of service up to the date of his termination, beginning with 0% for less than 20 years of service, and increased in 5% increments (from 50% to 100%) for every year of service thereafter, starting with 50% at 20 years of service up to 100% for 29 years of service. In the event that Mr. Vann’s employment terminates for any reason other than his death, or early retirement prior to the time he is first entitled to receive payments under the agreement, Mr. Vann shall be entitled to receive such percentages of his benefit, as discussed above, when he reaches age 55 or on upon his death, whichever is earlier. In the event that a termination of protected employment (as defined in the agreements) occurs (i) on or before age 65 or early retirement and (ii) following a “change in control” (as defined in the agreement), then Mr. Vann shall be deemed to have retired as of early retirement date. Said amount would have been deposited in a grantor trust within 10 days of the change in control. Mr. Vann is 100% vested in his Supplemental Income Agreement benefit.

Supplemental Income Plan Agreements. The Bank maintains supplemental income plan agreements with Thomas A. Vann and William L. Wall. Pursuant to the terms of the agreement with Mr. Vann, if Mr. Vann retires from employment with the Bank either at or after the age of 65 or at or after age 55 with at least 10 years of service with the Bank, the Bank will pay, in equal monthly installments, a minimum sum of $40,000 per annum for a period of 15 years. This amount will increase by 5% for each full year of service completed by Mr. Vann after January 1, 1994. If Mr. Vann remains employed by the Bank until age 65, he will receive an annual benefit equal to $106,132 which will be payable over 15 years. Mr. Vann is 100% vested in his Supplemental Income Plan Agreement benefit.

Pursuant to the terms of Agreement with Mr. Wall, if Mr. Wall retires from employment with the Bank either at or after the age of 65 or on such earlier date as the Bank and Mr. Wall may agree, the Bank will pay Mr. Wall a sum of $20,000 per annum for a period of 15 years in equal monthly installments, amounting to total payments of $300,000. Mr. Wall is 100% vested in his Supplemental Income Plan Agreement.

In the event of Mr. Vann’s or Mr. Wall’s death before age 65 or on their early retirement date, the Bank will make payments to Mr. Vann’s or Mr. Wall’s beneficiaries in the same manner as if he had retired. In the event that Mr. Vann terminates his service for reasons other than (i) his retirement on his early retirement date, (ii) a change in control, (iii) “termination of protected employment” (as defined below), or (iv) his death, and the termination occurs before he is entitled to receive payments, he will be entitled to receive a percentage of his benefit upon his attainment of age 55 or prior to his death. This percentage will be based on full years of service after January 1, 1994, and increased in 10% increments (from 10% to 100%) for every year of service after January 1994, starting with 10% at one year of service up to 100% for 10 years of service. Payments shall be made in equal monthly installments. In the event that, prior to age 65 or his early retirement date, a “termination of protected employment” occurs following a change in control, Mr. Vann shall be deemed to have retired as of his early retirement date, and the early retirement date shall be considered the date of the change in control. “Termination of protected employment” generally refers to Mr. Vann’s termination of employment without just cause, or the employee’s voluntary termination of employment for certain events which have not been consented to in advance by him, including but not limited to a material reduction in base compensation as in effect on the date of a change in control, the failure of the Bank to maintain existing or substantially similar employee benefit plans, the assignment of duties and responsibilities which are other than those normally associated with his position, a material reduction in his authority and responsibility, and the failure to elect or re-elect him to the Board of Directors, if he has served on the Board during the term of the agreement.

In the event that Mr. Wall terminates his service for reasons other than (i) his retirement on his early retirement date, (ii) in connection of the merger of the Bank with or into another business entity or the sale of more than a majority of the Bank’s assets to another entity, or (iii) his death, and the termination occurs before he is entitled to receive payments, he shall be entitled to receive a percentage of his benefit upon his attainment of age 58 or prior death. This percentage will be based on full years of service after November 1, 1994, and increased in 10% increments (from 10% to 100%) for every year of service after November 1994, starting with 10% at one year of service up to 100% for 10 years of service. Payments shall be made in equal monthly installments. In the event Mr. Wall’s employment with the Bank is terminated for any reason coincident with or within 24 months following a merger of the Bank with or into another business entity or a sale of more than a majority of the Bank’s assets to another entity, then Mr. Wall is deemed to have retired as of his early retirement date and he is entitled to receive payments of $20,000 per year for 15 years, and the early retirement date is deemed to be the date the merger or asset sale was consummated.

Under the terms of both the supplemental income agreements and supplemental income plan agreements, payments will commence no later than the first day of the sixth month following the month in which the executive is entitled to the benefit. In addition, under Mr. Vann’s arrangements, in the event of a change in control a trust will be established to fund his benefit.

Other Retirement Arrangements. Mr. Vann also participates in a directors’ deferred compensation plan agreement, a directors’ retirement plan agreement and a director’s deferred payment agreement. For a description of these arrangements, see “Director Compensation.”

Stock Option Agreements. Messrs. Vann, Wall, Mallard, Jaber and Hoose have received option grants under the First South Bancorp, Inc. 1997 Stock Option Plan, as amended. The plan provides that, in the event of a change in control of the Company or the Bank (as defined in the plan), or upon termination due to death, outstanding stock options automatically vest and remain exercisable until the later of two years from the date of death or disability or the expiration date of the stock options. Presently, Messrs. Vann and Hoose stock options have vested. Messrs. Wall, Mallard and Jaber have options outstanding.

Potential Post-Termination Benefits Tables

The amount of compensation payable to each named executive officer upon the occurrence of a termination event is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown relating to unvested options are based on the fair market value of First South Bancorp common stock on December 31, 2007 of $22.19. The actual amounts to be paid out can only be determined at the time of such executive’s separation from First South Bancorp, Inc. Non-forfeitable, fully vested amounts credited to the accounts of the named executive officers under the Bank’s tax-qualified plans and non-qualified deferred compensation plans and arrangements will be distributed to the named executive officers in accordance with the terms of the respective plans and are not set forth below.

The following table provides the amount of compensation payable to Mr. Vann for each of situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause	Termination Without Just Cause/for Good Reason		Change in Control With Termination of Employment		Disability		Death		Retirement
Base salary	$-	$1,240,000		$1,638,612		$1,240,000		$-		$-
Additional salary	-	465,000		-		-		-		-
Health and welfare benefits	-	79,291	(1)	80,747	(2)	78,326	(3)	78,326	(3)	78,326	(3)
Section 280G tax gross-up	-	-		655,395		-		-		-
Total	$-	$1,784,291		$2,374,754		$1,318,326		$78,326		$78,326

(1)	Based on 32 months of full payment of insurance premiums (employer and employee) and 19 years of payment of only the employer portion based on life expectancy of 80 years.
(2)	Based on 36 months of full payment of insurance premiums (employer and employee portion) and 19 years of payment of only the employer portion based on a life expectancy of 80 years.
(3)	Cost of Mrs. Vann’s health coverage for 22 years assuming a life expectancy of 80 years.

The following table provides the amount of compensation payable to Mr. Wall for each of situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause	Termination Without Just Cause/ for Good Reason	Change in Control With Termination of Employment		Disability	Death	Retirement

Base salary	$-	$-	$125,000		$-	$-	$-
Health and welfare benefits	-	-	82,976	(1)	-	-	-
Value of unvested stock options	-	-	122,045		122,045	122,045	-
Total	$-	$-	$330,021		$205,021	$122,045	$-

(1)	Cost of Mr. Wall’s health coverage based on a life expectancy of 80 years.

The following table provides the amount of compensation payable to Mr. Mallard for each of situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause	Termination Without Just Cause/ for Good Reason	Change in Control With Termination of Employment	Disability	Death	Retirement

Base salary	$-	$-	$367,500	$-	$-	$-
Value of unvested stock options	-	-	310,660	310,660	310,660	-
Total	$-	$-	$678,160	$310,660	$310,660	$-

The following table provides the amount of compensation payable to Mr. Jaber for each of situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause	Termination Without Just Cause/ for Good Reason	Change in Control With Termination of Employment	Disability	Death	Retirement

Base salary	$-	$-	$198,000	$-	$-	$-
Value of unvested stock options	-	-	11,095	11,095	11,095	-
Total	$-	$-	$209,095	$11,095	$11,095	$-

Mr. Hoose, Jr. does not maintain a Change in Control Protective Agreement with the Company and is not entitled to any benefits (other than those provided under the Bank’s tax-qualified plans) in the event of termination for Just Cause, termination without Just Cause or for Good Reason, termination in connection with a change in control or termination of employment as a result of death, disability or retirement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such reviews and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. See “Compensation Discussion and Analysis.”

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OF FIRST SOUTH BANCORP, INC.

Linley H. Gibbs, Jr.
Frederick N. Holscher
Frederick H. Howdy

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Company’s Board of Directors during the year ended December 31, 2007 were Linley H. Gibbs, Jr., Frederick N. Holscher and Frederick H. Howdy. None of such individuals was an officer or employee of the Company or the Bank during the year ended December 31, 2007, was formerly an officer of the Company or the Bank or had any relationship involving a transaction with the Company required to be disclosed by the Company under Item 13 of the Company’s Annual Report on Form 10-K.

During the year ended December 31, 2007:

•
No executive officer of the Company or the Bank served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company or the Bank;

•	No executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company or the Bank; and

•	No executive officer of the Company or the Bank served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

 DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2007 fiscal year. This table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	Total ($)
Linley H. Gibbs, Jr. (2)	$53,800	$7,209	$61,009
Frederick N. Holscher	56,800	37,097	93,897
Frederick H. Howdy	56,200	7,209	63,409
Charles E. Parker, Jr. (2)	49,000	28,398	77,398
H.D. Reaves, Jr.	36,200	12,147	48,347
Marshall T. Singleton	48,200	21,244	69,444

(1)
The accumulated benefits under the Bank’s deferred compensation arrangements are calculated in accordance with Accounting Principles Board No. 12, as amended by Statement of Financial Accounting Standards No. 106, using a 8.00% discount rate.

(2)	As of December 31, 2007, two non-employee directors had the following number of non-incentive stock options outstanding:

Name	Non-Incentive Stock Options Outstanding

Linley H, Gibbs, Jr.	36,393
Charles E. Parker, Jr.	8,589

Fees. Through December 31, 2007, each member of the Bank’s Board of Directors received a fee of $2,750 for each regular and special Board meeting attended and $400 for each Board committee meeting attended. No fees are paid for attendance at meetings of the Company’s Board. Directors also participate in certain benefit plans of the Company and the Bank, as described below.

Directors are eligible to receive awards under the Company’s stock option plan. During the year ended December 31, 2007, no awards were made to directors under the stock option plan.

Directors’ Deferred Compensation Plan Agreements. The Bank maintains a directors’ deferred compensation plan agreement with directors Howdy, Gibbs, Parker, Singleton, Holscher and Vann. Pursuant to the terms of the agreements, the participating directors agreed to defer the receipt of their directors’ fees in the amount of $350 per month, beginning on January 1, 1994 and ending on December 29, 1998. In exchange for the agreement to defer fees, the directors receive certain retirement benefits (described below) upon the later to occur of their 65th birthday and January 1, 1999), the Bank shall pay each Director 120 equal monthly payments of the following amounts: Mr. Howdy—$942; Mr. Gibbs—$942; Mr. Parker—$1,533; Mr. Singleton—$1,975; Mr. Holscher—$4,088; and Mr. Vann—$4,818. The total payments to be made under the Agreement to Messrs. Howdy, Gibbs, Parker, Singleton, Holscher and Vann will be $113,040, $113,040, $183,960, $237,000, $490,560 and $578,160, respectively. During the year ended December 31, 2007, the Company accrued $904, $904, $4,868, $9,888, $16,595 and $18,132 for the benefit of Directors Howdy, Gibbs, Parker, Singleton, Holscher and Vann, respectively, pursuant to agreements with such Directors. In 2007, Messrs. Gibbs, Howdy, Parker and Singleton received payments under the agreements in the amount of $11,304, $11,304, $18,396 and $23,700, respectively.

In the event of a director’s death after becoming entitled to receive a benefit but before all of the payments have been made, the Bank shall make the remaining payments to the director’s beneficiary. Similarly, in the event of a director’s death while serving as a director but before the qualifying date, the Bank will pay the Deferred Amount per month for 120 months to the director’s beneficiary. In the event that a director voluntarily resigns after January 1, 1996 but before the qualifying date, then the director will receive a percentage of the monthly benefit. This percentage varies among the different agreements, but is generally determined by a formula based on the director’s full years of service after January 1, 1994. The benefits generally vest over a period of five to ten years under the different agreements. All agreements were fully vested at December 31, 2007. Under the agreement, if the directors had resigned on December 31, 2007, Messrs. Holscher and Vann would begin to receive 120 monthly payments of $4,088 and $4,818, respectively, commencing in January 2008. In the event that the director’s service is terminated on or before the qualifying date for a reason other than death or voluntary resignation, then he shall be paid the vested monthly benefit, and the qualifying date shall be deemed to be the date of the director’s termination of service.

Directors’ Deferred Retirement Plan Agreements. The Bank maintains a directors’ deferred retirement plan agreement with directors Howdy, Parker, Singleton, Holscher, Gibbs and Vann. Under the terms of the retirement plan agreement, the Bank will pay a director (or his beneficiary in the event of his death) a monthly amount for a period of 120 months beginning upon the director’s retirement plan qualifying date, which is defined as the later to occur of the director’s 70th birthday or January 1, 1999. Under the retirement plan agreement, upon attainment of age 70, Messrs. Howdy, Gibbs, Parker, Singleton, Holscher and Vann each would receive 120 monthly payments of $2,000 for a total of $240,000 for each individual. During the year ended December 31, 2007, the Company accrued $6,305, $6,305, $12,034, $11,356, $5,518 and $5,124 under the retirement plan for the benefit of directors Howdy, Gibbs, Parker, Singleton, Holscher and Vann, respectively. In 2007, Messrs. Gibbs, Howdy and Parker each received payment under the agreement in the amount of $24,000.

The benefits under retirement plan agreements generally vest over a period of five to ten years under the different agreements. All participants became 100% vested in their benefits as of December 31, 2007. In the event that on or before the retirement plan qualifying date the director’s service is terminated for any reason within 24 months following a change in control, the Bank will pay the director the monthly benefit for a period of 120 months.

Directors’ Deferred Payment Agreements. The Bank maintains a deferred compensation payment agreement with directors Howdy, Gibbs, Parker, Holscher and Vann. Under the terms of each payment agreement, the directors deferred receipt of directors fees in an amount equivalent to $291.66 per month over a six-year period. In addition, Mr. Vann agreed to defer receipt of his director’s fees in the amount of $220.35 per month from September 1, 1995 until December 31, 2005. In exchange for the agreement to defer receipt of his director’s fees, the directors will receive, upon the earlier of the director’s 65th birthday or termination of service as a director for any reason on or after attaining age 55, a certain amount per month for a period of 120 months. Under the payment agreement, upon the earlier to occur of attainment of age 65 or termination of service after attainment of age 55, Messrs. Parker, Holscher and Vann would receive 120 monthly payments of $2,748, $3,628 and $8,256, respectively. The total payments to be made under the agreement to Messrs. Parker, Holscher and Vann will be $329,760, $435,360 and $990,720, respectively. During the year ended December 31, 2007, the Company accrued $11,496, $14,984 and $28,411 under the payment agreements for the benefit of Directors Parker, Holscher and Vann, respectively.

In the event of a director’s death after becoming entitled to receive monthly payments but before all payments have been made, the Bank will pay all remaining amounts to the director’s beneficiary. Similarly, in the event of the director’s death prior to the commencement of his monthly payments, the Bank will pay a monthly amount for 120 months to the director’s beneficiary. In the event that prior to the commencement of the monthly payments a director’s service is terminated for any reason other than death, then the director will be entitled to begin receiving his Payments (beginning on a date to be determined by the Bank, but not later than the first day of the sixth month following the month in which the director’s 55th birthday, or if earlier, death, occurs).

Deferred Compensation Agreement. In connection with the acquisition of Home Federal Savings & Loan Association (“Home Federal”) in 1999, the Bank assumed the obligations of Home Federal under a deferred compensation agreement with Director Reaves. Under the terms of this agreement, Mr. Reaves deferred receipt of directors’ fees in the amount of $450 per month over a five-year period. In exchange for the agreement to defer receipt of these salary payments, Mr. Reaves will receive upon his 65th birthday a payment of $1,615 per month for a period of 120 months. The total payments to be made under the agreement to Mr. Reaves will be $193,800. During the year ended December 31, 2007, the Company accrued $6,225 under the agreement for the benefit of Director Reaves. In 2007, Mr. Reaves received payments under the agreement in the amount of $19,380.

In the event of Mr. Reaves’ death after becoming entitled to receive monthly payments but before all payments have been made, the Bank will pay all remaining amounts to his beneficiary. Similarly, in the event of Mr. Reaves’ death prior to the commencement of his monthly payments, the Bank will pay a monthly amount for 120 months to his beneficiary.

 PROPOSAL II – APPROVAL OF FIRST SOUTH BANCORP, INC. 2008 EQUITY INCENTIVE PLAN

On March 27, 2008, the Company’s Board of Directors adopted, subject to stockholder approval at the annual meeting, the First South Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan will become effective as of the date of approval by the Company’s stockholders.

The Company has maintained the First South Bancorp, Inc. 1997 Stock Option Plan, as amended and restated (the “1997 Plan”) for the benefit of employees and directors. However, the 1997 Plan expired on April 8, 2008, ten years from the effective date of the 1997 Plan. As a result of the expiration of the 1997 Plan, no further options may be granted. At the expiration of the 1997 Plan on April 8, 2008, the Company had 958,652 shares available for additional stock option grants under the 1997 Plan. The Board of Directors has proposed the 2008 Plan to replace the expired 1997 Plan.

The Board of Directors has reserved a total of 958,000 shares of common stock for issuance upon the grant or exercise of awards made pursuant to the 2008 Plan. All of the Company’s employees and directors are eligible to participate in the 2008 Plan. As of April 8, 2008, a total of 184,170 options were outstanding (with a weighted average exercise price of $17.72 and a weighted average remaining term of 6.4 years).

The purpose of the 2008 Plan is to secure adequate shares to implement our current equity grant strategy for the foreseeable future. The Board believes that the number of shares proposed represents a reasonable amount of potential equity dilution and expense recognition while still allowing the Company to continue awarding equity incentives, which is an important part of our overall compensation program. We believe that incentives and stock-based awards focus employees on the dual objectives of creating shareholder value and promoting the Company’s success, and that equity compensation plans help to attract, retain and motivate valued employees and directors. The Board believes that an adequate number of shares under the 2008 Plan will promote the interests of First South Bancorp and its stockholders, allow it to compete effectively with other financial institutions and enable the Company to provide incentives that require achievement of earnings per share goals before such awards can be earned. The following summary of the 2008 is qualified in its entirety by the full text of the plan which is attached as Appendix A.

The Board of Directors recommends that stockholders vote “FOR” the approval of the First South Bancorp, Inc. 2008 Equity Incentive Plan.

Summary of the 2008 Plan

Purpose. The 2008 Plan promotes the Company’s success by linking the personal interests of its employees, officers and directors to the interests of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.  The 2008 Plan authorizes awards in any of the following forms:

•	options to purchase shares of Company common stock, which may be non-statutory stock options or incentive stock options under Section 422 of the U.S. Internal Revenue Code (the “Code”); and

•	restricted stock grants, which are subject to restrictions on transferability and forfeiture.

Shares Available for Awards. Subject to adjustment as provided in the 2008 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2008 Plan is 958,000.

Limitations on Awards.  The maximum number of shares of Company common stock that may be covered by options granted under the 2008 Plan to any one person during any one calendar year is 100,000.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year in excess of $1,000,000, unless the plan contains certain features that qualify the compensation as “performance-based compensation.” One of the required features to allow stock options granted at fair market value to be treated as “performance-based compensation” is for the plan under which the options are granted to be approved by the stockholders. In addition, the plan must state the maximum number of options that any individual may be granted over a specified period of time. For grants of restricted stock shares to meet the requirements of Section 162(m) of the Code, stockholders must approve the material provision of the plan regarding performance goals under which the awards will vest. The proposed plan contains all of these features and will enable awards under the 2008 Plan to be eligible to qualify for full tax deductibility to the Company under Section 162(m) of the Code.

Administration.  A committee appointed by the Board of Directors (which committee shall consist of at least two disinterested directors) (the “Committee”) will administer the 2008 Plan. The Committee will designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2008 Plan; and make all other decisions and determinations that may be required under the 2008 Plan.

Limitations on Transfer; Beneficiaries. Generally, participants may not assign or transfer awards, other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order. The Committee may permit other transfers, however, where it concludes that a transfer will not result in accelerated taxation, will not cause any option intended to be an incentive stock option to fail to qualify as such, and that a transfer is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, applicable state or federal tax or securities laws or regulations. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless an award agreement provides otherwise, if a participant’s service terminates by reason of death or disability, all of the participant’s outstanding options and restricted stock awards will become fully vested and exercisable and all time-based vesting restrictions on the outstanding awards will lapse. The vesting of awards will also accelerate upon a change of control of the Company, as defined in the 2008 Plan. All awards will also vest and become immediately exercisable upon a change in control.

Adjustments. In the event of a stock split, a dividend payable in shares of Company common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the 2008 Plan provides for the automatic proportionate adjustment of the share authorization limits, and the shares then subject to each award under the 2008 Plan, without any change in the aggregate purchase price for each award. If the Company is involved in another corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2008 Plan will be adjusted proportionately and the Committee will adjust the 2008 Plan and outstanding awards as necessary to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The Board of Directors may, at any time and from time to time, terminate or amend the 2008 Plan. Stockholders must approve amendments to the 2008 Plan that will materially increase the number of shares of stock issuable under the 2008 Plan, expand the types of awards provided under the 2008 Plan, materially expand the class of participants eligible to participate in the 2008 Plan, materially extend the term of the 2008 Plan, or otherwise constitute a material amendment requiring stockholder approval under applicable stock market or stock exchange listing requirements, laws, policies or regulations. In addition, the Board of Directors may condition any amendment on the approval of the stockholders for any other reason. No termination or amendment of the 2008 Plan may adversely affect any award previously granted under the 2008 Plan without the written consent of the participant.

The Committee may amend or terminate outstanding awards; however, such actions may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the anti-dilution provisions of the 2008 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

As previously discussed under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Certain Federal Income Tax Effects

Non-statutory Stock Options.  There will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-statutory stock option under the 2008 Plan. When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

Incentive Stock Options.  There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for at least two years after the date the option was granted or for one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock on that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the participant later forfeits the stock, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

 TRANSACTIONS WITH RELATED PERSONS

The Bank offers loans to its directors and executive officers. At December 31, 2007, the Bank’s loans to directors and executive officers totaled $1.6 million, or 1.8% of the Company’s stockholders’ equity at that date. All loans to the Company’s and the Bank’s directors and executive officers and members of their immediate families and corporations or organizations of which a director or executive officer is an executive officer, partner or 10% owner were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

The Company does not have a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer, and any such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, any transaction with a related person must be approved by the Audit Committee.

 RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On November 10, 2006, the company dismissed Dixon Hughes PLLC (“Dixon Hughes”) as independent auditors for the Company. On November 10, 2006, the Company engaged Turlington and Company, LLP (“Turlington”) as its successor independent audit firm. The Company’s dismissal of Dixon Hughes and engagement of Turlington was approved by the Company’s Audit Committee on November 8, 2006. Turlington has served as the Company’s independent auditors to audit the Company’s two most recent fiscal year ends and has been appointed by the Company’s Audit Committee to be independent registered public accounting firm for the 2008 fiscal year, subject to ratification by stockholders, see “Proposal III -- Ratification of Independent Registered Public Accounting Firm,” below.

Dixon Hughes reports on the Company’s financial statements for each of the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2005 and 2004 and the subsequent interim period from January 1, 2006 through November 10, 2006, there were no disagreements with Dixon Hughes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dixon Hughes, would have caused Dixon Hughes to make reference to the subject matter of the disagreements in their report on the financial statements for such years.

During the Company’s fiscal years ended December 31, 2005 and 2004 and the subsequent interim period from January 1, 2006 through November 10, 2006, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended December 31, 2005 and 2004 and the subsequent interim period from January 1, 2006 through November 10, 2006, neither the Company, nor any party at its behalf, consulted with Turlington regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements; (iii) any matter that was the subject of a disagreement with Dixon Hughes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; or (iv) a “reportable event” as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

 PROPOSAL III – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Turlington and Company, L.L.P. to be the Company’s independent registered public accounting firm for the year ending December 31, 2008, subject to ratification by stockholders. A representative of Turlington is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Turlington and Company, L.L.P. as the Company’s independent registered public accounting firm.

 REPORT OF THE AUDIT COMMITTEE

As detailed in the Audit Committee Charter, the role of the Audit Committee of the Board (the “Audit Committee”) is to assist the Board in fulfilling its oversight responsibilities regarding the following:

1.    The of the Company’s financial statements, including matters relating to its internal controls;

2.    The qualification and independence of the Company’s independent auditors;

3.    The performance of the Company’s internal auditors and the independent auditors; and

4.    The Company’s compliance with legal and regulatory requirements.

Management is responsible for the preparation and presentation of the Company’s financial statements and its overall financial reporting process, and with the assistance of the Company’s internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management’s assessment of the effectiveness of internal control over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing and accounting and are not full-time employees of the Company.

In the performance of its oversight function, the Audit Committee, among other things, reviewed and discussed the audited financial statements with management and the independent auditors have confirmed to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, Communication with Those Charged with Governance, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provisions of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence, and has discussed with the auditors the auditor’s independence.

Based upon the review and discussions in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Marshall T. Singleton, Chairman
Charles E. Parker, Jr.
H. D. Reaves, Jr.

AUDIT AND OTHER FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following information is provided regarding fees billed by the Company’s independent registered public accounting firms for the fiscal years ended December 31, 2007 and 2006. Audit, audit-related and tax fees were billed by Turlington and Dixon Hughes as follows:

Audit Fees

The aggregate fees billed by Turlington for the fiscal year ended December 31, 2007 for the audit of the Company’s annual consolidated financial statements, Sarbanes Oxley Act Section 404 attestation services and for the reviews of the financial statements included in the Company’s 2007 Quarterly Reports on Form 10-Q were $107,537. The aggregate fees billed by Turlington for the fiscal year ended December 31, 2006 for the audit of the Company’s annual consolidated financial statements and Sarbanes-Oxley Act Section 404 attestation services were $105,777.

The aggregate fees billed by Dixon Hughes for progress billings on preliminary field work for the fiscal year ended December 31, 2006 and for the reviews of the financial statements included in the Company’s 2006 Quarterly Reports on Form 10-Q were $28,667.

Audit-Related Fees

The aggregate fees billed by Turlington for audit-related services for the fiscal year ended December 31, 2007 were $17,500 relating to the employee benefit plan audit and $8,960 billed for the fiscal year ended December 31, 2006 relating to the review of the Annual Report on Form 10-K.

The aggregate fees billed by Dixon Hughes for audit-related services for the fiscal year ended December 31, 2007 were $16,342 relating to providing consents for their 2005 and 2004 reports on the Company’s financial statement to be included in the 2006 Annual Report on Form 10-K, 2006 Annual Report to Stockholders and successor auditor workpaper review and $44,905 billed for the fiscal year ended December 31, 2006 relating to the employee benefit plan audits, consultation of financial accounting standards and Sarbanes-Oxley Act Section 404 attestation services.

Tax Fees

The aggregate fees billed by Turlington for tax services for the fiscal years ended December 31, 2007 and 2006 were $17,000 and $6,095, respectively, relating to preparation of federal and state income tax returns and the review of accrued and deferred income taxes.

The aggregate fees billed by Dixon Hughes for tax services for the fiscal year ended December 31, 2007 and 2006 were $1,050 and $25,611, respectively, relating to preparation of federal and state income tax returns, tax consulting and tax planning services.

All Other Fees

No fees were billed by the Company’s independent auditor for services not included above for the fiscal years ended December 31, 2007 and 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated under the Exchange Act, the Company’s officers and directors and all persons who own more than 10% of the Common Stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company’s review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2007 all Reporting Persons have complied with these reporting requirements.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefore.

The Company’s 2007 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

STOCKHOLDER PROPOSALS

For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company’s Secretary no later than May 2, 2008. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending December 31, 2008, any stockholder proposal to take action at such meeting must be received at the Company’s executive offices at 1311 Carolina Avenue, Washington, North Carolina 27889 by no later than December 23, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William L. Wall

William L. Wall
Secretary
April 22, 2008
Washington, North Carolina

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, FIRST SOUTH BANCORP, INC., 1311 CAROLINA AVENUE, WASHINGTON, NORTH CAROLINA 27889.

APPENDIX A

PROPOSED
FIRST SOUTH BANCORP, INC.
2008 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

The purpose of the First South Bancorp, Inc. 2008 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of First South Bancorp, Inc. (the “Company”), by linking the personal financial and economic interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest and special effort the successful conduct of the Company’s operation largely depends. Accordingly, the Plan permits the grant of equity incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 2 unless the context clearly requires a different meaning. The following words and phrases shall have the following meanings:

Affiliate means an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

Award means any Option or Restricted Stock Award granted to a Participant under the Plan.

Award Agreement means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

Board of Directors means the Board of Directors of the Company.

Change in Control means the occurrence of any one of the following events:

(1)
Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

(2)
Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause (2) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(3)
Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause (3), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (⅔) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(4)	Sale of Assets: The Company sells to a third party all or substantially all of its assets.

Change in Control Price means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board of Directors, the highest Fair Market Value of the Shares on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the committee of the Board of Directors described in Article 4 of the Plan.

Company means First South Bancorp, Inc., or any successor corporation.

Continuous Status as a Participant means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable. Continuous service shall not be considered interrupted in the case of sick leave, military leave or any other absence approved by the Company or an Affiliate, in the case of transfers between payroll locations or between the Company, an Affiliate or a successor, or performance of services in an emeritus advisory or consulting capacity, provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Affiliate, as applicable.

Covered Employee means a covered employee as defined in Section 162(m)(3) of the Code.

Disability shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company or an Affiliate, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

Effective Date has the meaning assigned such term in Section 3.1 of the Plan.

Eligible Participant means an employee, officer or director of the Company or any Affiliate.

Exchange means any national securities exchange on which the Stock may from time to time be listed or traded.

Fair Market Value on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, Fair Market Value shall mean a price determined by the Committee in good faith on the basis of objective criteria.

Grant Date means the date an Award is made by the Committee.

Incentive Stock Option means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

Non-Employee Director means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.

Nonstatutory Stock Option means an Option that is not an Incentive Stock Option.

Option means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

Parent or Subsidiary means a “parent” or “subsidiary” as such terms are defined in Sections 424(e) and (f) of the Code.

Participant means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Article 9.4 of the Plan or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

Plan means the First South Bancorp, Inc. 2008 Equity Incentive Plan, as amended from time to time.

Restricted Stock Award means Stock granted to a Participant under Article 8 of the Plan that is subject to certain restrictions and to risk of forfeiture.

Shares means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 10 of the Plan, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 10 of the Plan.

Stock means the common stock of the Company, par value $0.01, and such other securities of the Company as may be substituted for Stock pursuant to Article 10 of the Plan.

1933 Act means the Securities Act of 1933, as amended from time to time.

1934 Act means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1 EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the shareholders of the Company (the “Effective Date”).

3.2 TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4
ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board of Directors (which Committee shall consist of at least two disinterested directors) or, at the discretion of the Board of Directors from time to time, the Plan may be administered by the Board of Directors. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m)(4)(c) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who, at the time of consideration for such Award, (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board of Directors. The Board of Directors may reserve for itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any authority and responsibility or during any time that the Board of Directors is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board of Directors. To the extent any action of the Board of Directors under the Plan conflicts with actions taken by the Committee, the actions of the Board of Directors shall control.

4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)
Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)
Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Articles 9 and 10 of the Plan, based in each case on such considerations as the Committee in its sole discretion determines;

(g)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)	Decide all other matters that must be determined in connection with an Award;

(i)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k)	Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the above, the Board of Directors or the Committee may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, the Committee’s authority under subsections (a) through (h) above, pursuant to a resolution that specifies the total number of Options or Restricted Stock Awards that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such Awards; and provided further that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4 AWARD AGREEMENTS. Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Article 10 of the Plan, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 958,000.

5.2 SHARE COUNTING. To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6
ELIGIBILITY

Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary of the Company.

ARTICLE 7
STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b)
Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d) of the Plan. The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

(c)
Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)	Exercise Term. In no event may any Option be exercisable for more than ten (10) years from the Grant Date.

7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)
Lapse of Option. Subject to any earlier termination provision contained in the Award Agreement, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)	The expiration date set forth in the Award Agreement.

(2)	The tenth anniversary of the Grant Date.

(3)	Three (3) months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One (1) year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)
One (1) year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4), but before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Articles 9 or 10 of the Plan, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 9.4 of the Plan.

(b)
Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 (or any higher value as may be permitted under Section 422 of the Code).

(c)
Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least one hundred and ten percent (110%) of the Fair Market Value per Share at the Grant Date and the Option expires no later than five (5) years after the Grant Date.

(d)
Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was approved by shareholders, or the termination of the Plan, if earlier.

(e)
Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)	Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or of an Affiliate.

(g)	Limitations of Option Grants for Section 162(m) of the Code. The Committee may not grant more than 100,000 Options to any individual in any single calendar year.

ARTICLE 8
RESTRICTED STOCK

8.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

8.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Agreement, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock.

8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from death or disability or in connection with a Change in Control, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4 DELIVERY OF RESTRICTED STOCK. Unless otherwise held in a trust and registered in the name of the trustee, reasonably promptly after the Grant Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock was granted, evidencing such shares. Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the First South Bancorp, Inc. 2008 Equity Incentive Plan and in the Award Agreement entered into between the registered owner of such shares and First South Bancorp, Inc. or its Affiliates. A copy of the Plan and the Award Agreement is on file in the office of the Corporate Secretary of First South Bancorp, Inc.”

Such legend shall not be removed until the Participant vests in such shares pursuant to the terms of the Plan and the Award Agreement. Each certificate issued pursuant to this Section 8.4, in connection with a Restricted Stock Award, shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

8.5 VOTING RIGHTS. Unless otherwise determined by the Committee at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.

8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares. Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

8.7 PERFORMANCE AWARDS. Subject to the limitations of this Plan, the Committee may, in its discretion, grant performance awards to eligible individuals upon such terms and conditions and at such times as the Committee shall determine. Performance awards may be in the form of performance shares. An award of a performance share is a grant of a right to receive shares of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value of a share of Common Stock.

Subject to the terms of this Plan and the requirements of Section 409A of the Code, the Committee has the authority to determine the nature, length and starting date of the period during which a Participant may earn a performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned. These conditions may include specific performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. Performance awards granted under the Plan may be based on one or more of the following business criteria: basic earnings per common share, basic cash earnings per common share, diluted earnings per common share, diluted cash earnings per common share, net income, cash earnings, net interest income, non-interest income, general and administrative expense to average assets ratio, cash general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, cash return on average assets, return on average stockholders’ equity, cash return on average stockholders’ equity, return on average tangible stockholders’ equity, cash return on average tangible stockholders’ equity, core earnings, operating income, operating efficiency ratio, net interest rate spread, loan production volume, non-performing loans, cash flow, strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management, or any combination of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares of common stock outstanding, or to assets or net assets.

No later than 90 days following the commencement of a performance period (or such other time as may be required by Section 162(m) of the Code), the Committee shall, in writing (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts which may be earned for such performance period, and (iii) specify the relationship between the performance goals and targets and the amounts to be earned by each participant for the performance period.

ARTICLE 9
GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the sole discretion of the Committee, be granted either alone or in addition to or, in tandem with, any other Award granted under the Plan.

9.2 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten (10) years from its Grant Date (or, if Section 7.2(c) applies, five (5) years from its Grant Date).

9.3 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if that Code section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be an option described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

9.4 BENEFICIARIES. Notwithstanding Section 9.3 of the Plan, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5 STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

9.6 ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Agreement, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b) of the Plan, the excess Options shall be deemed to be Nonstatutory Stock Options.

9.7 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion and in accordance with the terms of the Plan, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 10
CHANGE IN CAPITAL STRUCTURE; CHANGE IN CONTROL

10.1 CHANGES IN CAPITAL STRUCTURE. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 5 shall be adjusted proportionately, and the Committee shall adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding stock unto a lesser number of Shares, the authorization limits under Article 5 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

10.2 ACCELERATED VESTING AND PAYMENT. Subject to the provisions of Section 10.3 of the Plan or as otherwise provided in the Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of an Exchange:

(a)
Any and all Options granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or service is involuntarily terminated or constructively terminated for any reason except cause within twelve (12) months of such Change in Control, the Participant shall have until the expiration of the term of the Option to exercise such Options;

(b)	Any time-based and other restrictions imposed on Restricted Stock shall lapse; and

(c)
The Committee shall have the ability to unilaterally determine that all outstanding Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control.

10.3 ALTERNATIVE AWARDS. Notwithstanding Section 10.2 of the Plan, no cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Section 12.16 of the Plan; provided, however, that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(b)	Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(d)
Have terms and conditions which provide that, in the event the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

ARTICLE 11
AMENDMENT, MODIFICATION AND TERMINATION

11.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board of Directors or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board of Directors or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board of Directors or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) comply with the listing or other requirements of an exchange, or (iii) satisfy any other tax, securities or other applicable laws, policies or regulations.

11.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)
Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price of such Award);

(b)	The original term of an Option may not be extended without the prior approval of the shareholders of the Company;

(c)	Except as otherwise provided in Article 10 of the Plan, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d)
No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 12
GENERAL PROVISIONS

12.1 NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

12.2 NO SHAREHOLDER RIGHTS. Except as otherwise provided in this Plan or in an Award Agreement, no Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

12.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Option. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

12.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, in any Award Agreement or in any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

12.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

12.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

12.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

12.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.9 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.10 FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

12.11 GOVERNMENT AND OTHER REGULATIONS.

(a)
Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)
Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

12.12 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of Virginia.

12.13 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided, however, that such other terms and conditions are not inconsistent with the provisions of the Plan.

12.14 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold them harmless.

12.15 NO LIMITATIONS ON RIGHTS OF COMPANY. Subject to Section 12.16 of the Plan, the grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

12.16 SUCCESSORS.  Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE	FIRST SOUTH BANCORP, INC.	WITH-	FOR ALL
FOR	HOLD	EXCEPT
ANNUAL MEETING OF STOCKHOLDERS	1.	The election as directors of the nominees	☐	☐	☐
May 22, 2008	listed below (except as marked to the
contrary below):

The undersigned hereby appoints Linley H. Gibbs, Jr., Frederick N. Holscher and Frederick H. Howdy with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of First South Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of First South Bank (the “Bank”) located at 1311 Carolina Avenue, Washington, North Carolina, on Thursday, May 22, 2008, at 11:00 a.m. (the “Annual Meeting”), and at any and all adjournments thereof, as follows:

Charles E. Parker, Jr.
Marshall T. Singleton
H. D. Reaves, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark ”For All Except” and write that nominee’s name in the space provided below.

2.	The approval of the First South Bancorp, Inc. 2008 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Turlington and Company, L.L.P. as the independent registered public accounting firm of First South Bancorp, Inc. for the fiscal year ending December 31, 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

The Board of Directors recommends a vote “FOR” the nominees and “FOR” the other proposals stated.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND FOR THE OTHER PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to sign and date	Date
this Proxy in the box below.

Stockholder sign above----------- Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided FIRST SOUTH BANCORP, INC. Washington, North Carolina

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The above signed may also revoke his or her proxy by filing a subsequent proxy or notifying the Secretary of the Company of his or her decision to terminate his or her proxy.
     The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, a Proxy Statement dated April 22, 2008 and an Annual Report to Stockholders.
     Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer.  If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.